As filed with the Securities and Exchange Commission on September 17, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

I-ON DIGITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	46-3031328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1244 N. Stone Street, Unit 3 Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

I-ON DIGITAL CORP.

2026 EQUITYINCENTIVE PLAN

(Full title of the plan)

Carlos X. Montoya

Chief Executive Officer

I-ON Digital Corp.

1244 N. Stone Street, Unit 3

Chicago, Illinois 60610

(Name and address of agent for service)

(866) 440-2278

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Peter Campitiello, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of I-ON Digital Corp. (the “Company” or “Registrant”) is being filed for the purpose of registering 38,000,000 shares of common stock of the Company, par value $0.0001 (the “Common Stock”) and 100,000 shares of Series E Convertible Preferred Stock (“Preferred Stock”), reserved for issuance under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). Upon the effectiveness of this Registration Statement, an aggregate of 38,000,000 shares of Common Stock and 100,000 shares of Preferred Stock will be registered and available for issuance from time to time under the 2026 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	The Registrant’s Annual Report on Form 10-K filed with the Commission on April 15, 2026;

●	The Registrant’s Current Report on Form 8-K filed with the Commission on June 12, 2026, as amended.

●	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

●	The description of the Registrant’s common stock contained in our Registration Statement on Form 10-12g filed with the Commission on July 3, 2013, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of I-ON Digital Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 15, 2026)
4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 15, 2026)
4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 15, 2026)
4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 15, 2026)
4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 15, 2026)
4.6	Bylaws (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 15, 2026)
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
23.2*	Consent of Mac Accounting Group & CPAs, LLP
24.1*	Power of Attorney (included on the signature page to this registration statement)
99.1	I-ON Digital Corp. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A, filed with the Commission on dated August 14, 2026)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on this 17th day of September, 2026.

I-ON DIGITAL, CORP.

By:	/s/ Carlos X. Montoya
Carlos X. Montoya
Chief Executive Officer
(Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

The undersigned director(s) and officer(s) of the Registrant hereby constitute and appoint Carlos X. Montoya with full power to act and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos X. Montoya	Chief Executive Officer	September 17, 2026
Carlos X. Montoya	(Principal Executive, Financial, and Accounting Officer)

/s/ Brad Hoffman	Director	September 17, 2026
Brad Hoffman

/s/ Patrick White	Director	September 17, 2026
Patrick White

/s/ John Jubilee	Director	September 17, 2026
John Jubilee